UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/08/2007

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  -50508

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13 Corporate Drive
Halfmoon NY 12065
(Address of principal executive offices, including zip code)

518 383-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2007, the Board of Directors of DayStar Technologies, Inc. (the "Company") by unanimous vote, elected Richard Nevins as a director of the Company. In accordance with the Company's standard director compensation policy, Mr. Nevins will receive an annual fee of $6,000 per year, payable quarterly in arrears, plus a $1,000 meeting fee for each meeting of the Board of Directors or committee meetings he attends. In addition, Mr. Nevins will receive a fully vested option to purchase 6,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Company's 2006 Equity Incentive Plan previously filed with the Securities and Exchange Commission. For each completed year of service as a director, Mr. Nevins will be granted a fully vested option to purchase 4,500 shares of Common Stock. Mr. Nevins is standing for election as a director at the Company's up-coming annual meeting. It is not currently contemplated that Mr. Nevins will serve on any board committees. Please see the attached press release for more details.

Item 9.01.    Financial Statements and Exhibits

        (d) Exhibits. The following exhibit is furnished with this Form 8-K.
Exhibit No.      Description
99.1                  Press Release issued by DayStar Technologies, Inc. on November 13, 2007, "DayStar Appoints Richard Nevins to Board of Directors"

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: November 14, 2007	By:	/s/ Stephan J. De Luca
Stephan J. De Luca
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated November 13, 2007